Exhibit (k)(9)

OFS Capital WM, LLC

OFS Capital, LLC

2850 West Golf Rd.

Suite 520

Rolling Meadows, Illinois 60008

February 23, 2011

Madison Capital Funding LLC

MCF Capital Management LLC

30 South Wacker Drive

Suite 3700

Chicago, IL 60606

Re: Amended and Restated Consent Procedures Letter

Dear Sirs:

Reference is hereby made to that certain Consent Procedures Letter, dated as of September 28, 2010 (the “Original Letter”), among OFS Capital, LLC, OFS Capital WM, LLC, Madison Capital Funding LLC, and MCF Capital Management LLC. The parties hereto now wish to amend and restate in its entirety the Original Letter and, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Original Letter is hereby amended and restated in its entirety to read as follows:

Reference is hereby made to that certain Loan and Security Agreement, dated as of September 28, 2010, by and among MCF Capital Management LLC, as Loan Manager, OFS Capital WM, LLC, as Borrower, each of the Class A Lenders from time to time party thereto, each of the Class B Lenders from time to time party thereto, Wells Fargo Securities, LLC, as Administrative Agent and Wells Fargo Delaware Trust Company, N.A., as Trustee, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 27, 2010, and by that certain Second Amendment to Loan and Security Agreement dated as of January 26, 2011 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth with respect thereto in the Loan Agreement. In consideration of OFS Capital, LLC (“OFS Capital”), in its capacity as administrative manager on behalf of the Borrower (the “Administrative Manager”), causing the Borrower to enter into the Loan Agreement, pursuant to which Wells Fargo Bank, N.A. (“Wells Fargo”) will be the initial Class A Lender, Madison Capital Funding LLC (in its individual capacity, “Madison”) will be the initial Class B Lender and MCF Capital Management LLC, an affiliate of Madison, will be the Loan Manager, each of OFS Capital, the Borrower, Madison and the Loan Manager hereby agrees as follows.

1. During the Reinvestment Period and so long as the Borrower has sufficient availability under the Loan Agreement to acquire a Qualifying Loan (as defined below) in an amount at least equal to $5,000,000, Madison will notify the Borrower, the Loan Manager and the Administrative Manager of each term loan which Madison formally commits to (or originates) or has otherwise received a final allocation in excess of its targeted term loan hold level (the “Madison Allocation”) and which loan, in Madison’s reasonable determination, satisfies the definition of Eligible Loan in the Loan Agreement (each such eligible term loan, a “Qualifying Loan”). Madison agrees to offer for sale to the Borrower a portion of each Qualifying Loan from Madison’s Allocation that is in excess of its targeted term loan hold level; provided that Madison shall have no obligation to offer to the Borrower more than $5,000,000 in principal amount of any Qualifying Loan. It is understood and agreed that, for administrative convenience, any sale to the Borrower may be made directly by a third party seller to the Borrower, but shall be deemed to be made by Madison for purposes of this Section 1. To effect such offer, Madison will deliver to the Borrower, the Loan Manager and the Administrative Manager a notice accompanied by the internal credit approval memoranda produced by Madison in respect of such Qualifying Loan and any other information Madison deems relevant along with a justification for acquisition by the Borrower of the offered portion of such Qualifying Loan (“Notice of Purchase Contemplation”) at least two (2) business days prior to any commitment by the Loan Manager on behalf of the Borrower to acquire any portion of the Qualifying Loan. Madison will promptly supply to the Borrower, the Loan Manager and the Administrative Manager any other information in respect of such Qualifying Loan reasonably requested by the Borrower, the Loan Manager and/or the Administrative Manager that is in the possession of Madison or is reasonably obtainable without expense. In connection with the delivery of such information, Madison may request that the Borrower, the Loan Manager or the Administrative Manager enter into any confidentiality restrictions to which Madison is subject or that are reasonable under the circumstances.

With limited exceptions relating to Consent Loans, as described below, the Borrower (except through the Loan Manager as provided in the immediately following sentence) and the Administrative Manager shall have no consent rights regarding the acquisition by the Loan Manager on behalf of the Borrower of any Qualifying Loan or portion thereof offered by Madison to the Borrower. The Loan Manager on behalf of the Borrower shall determine whether or not the Borrower will acquire any portion of any such offered Qualifying Loan in accordance with the provisions of the Loan Agreement and any other Transaction Documents applicable thereto; provided, however, that if such Qualifying Loan is a Consent Loan (as defined below), the Loan Manager on behalf of the Borrower shall not acquire any such Consent Loan without the prior written consent thereto of the Administrative Manager on behalf of the Borrower as described below.

A “Consent Loan” is any Qualifying Loan (i) that is not an add-on to an existing Qualifying Loan that is owned jointly by the Borrower, on the one hand, and OFS Capital Management, LLC or an affiliated person thereof other than OFS Capital or a company controlled by OFS Capital, on the other hand (a “Non-BDC Affiliate”), such that transactions involving such Qualifying Loan might reasonably be expected, without first obtaining satisfactory relief under section 57(c) of the Investment Company Act of 1940 (as amended, the “1940 Act”) from the Securities and Exchange Commission (the “SEC”), to constitute a transaction prohibited under section 57 of the 1940 Act, and (ii) with respect to which OFS Capital Management, LLC or any affiliated person thereof is not committed or committing to purchase for a Non-BDC Affiliate without having obtained satisfactory exemptive relief under section 57(c) of the 1940 Act from the SEC.

Within two (2) business days after receipt of any Notice of Purchase Contemplation, the Administrative Manager shall provide written notice (a “Consent Loan Notice”) to Madison and the Loan Manager indicating whether the offered Qualifying Loan is a Consent Loan and, if so, such Consent Loan Notice shall also specify whether or not the Administrative Manager, on behalf of the Borrower, consents to the acquisition of such offered Qualifying Loan and, if it so consents, the amount thereof that the Loan Manager may acquire on behalf of the Borrower. If, within such two (2) business day period: (i) the Loan Manager has received a Consent Loan Notice indicating that such Qualifying Loan is not a Consent Loan, the Loan Manager, on behalf of the Borrower, may enter into a commitment to purchase the offered Qualifying Loan or a portion thereof in accordance with the Loan Agreement and any other Transaction Documents applicable thereto; (ii) the Loan Manager has received a Consent Loan Notice indicating that such Qualifying Loan is a Consent Loan, and has received the written consent of the Administrative Manager to purchase a specified amount thereof, the Loan Manager, on behalf of the Borrower, shall purchase such specified amount of such offered Qualifying Loan in accordance with the Loan Agreement and any other Transaction Documents applicable thereto; or (iii) the Loan Manager has received a Consent Loan Notice indicating that such Qualifying Loan is a Consent Loan, and the Administrative Agent has not consented therein to the purchase of any portion of such offered Qualifying Loan, the Loan Manager, on behalf of the Borrower, shall not purchase or enter into any commitment to purchase such offered Qualifying Loan unless and until such time, if any, as Madison issues another Notice of Purchase Contemplation as provided herein and the Loan Manager receives the consent of the Administrative Manager to the purchase as provided in clause (ii) hereof.

If the Administrative Manager on behalf of the Borrower consents to the acquisition of such Qualifying Loan or the Loan Manager has received a Consent Loan Notice indicating that such Qualifying Loan is not a Consent Loan, the Borrower shall in all respects be obligated to effect such purchase and, in respect thereof, the Loan Manager, on behalf of the Borrower, shall promptly execute and/or deliver to Madison or the administrative agent or the selling lender in respect of such Qualifying Loan any relevant commitment, purchase, assignment and other documentation and any other information as is customary or required in order to evidence such commitment and effectuate the assignment of such Qualifying Loan to the Borrower; it being understood and agreed that, in the event the credit facilities related to such Qualifying Loan have not closed, such sales and assignments hereunder are subject to the closing of the related credit facilities.

2. The Loan Manager will notify the Borrower and the Administrative Manager of any Loan or other asset of the Borrower it desires to sell on behalf of the Borrower at least two (2) Business Days prior to Borrower’s commitment to sell or sale of such asset, which notice will be accompanied by the internal sale approval memoranda produced by the Loan Manager in respect of the sale of such asset and any other information the Loan Manager deems relevant along with a justification for such sale (“Notice of Sale Contemplation”). The Loan Manager will promptly supply to the Borrower and the Administrative Manager any additional information with respect to such sale requested by the Borrower and/or the Administrative Manager that is in the possession of the Loan Manager or is reasonably obtainable without expense.

With limited exceptions relating to Consent Assets (as defined below), the Borrower (except through the Loan Manager as provided in the immediately following sentence) and the Administrative Manager shall have no consent rights regarding the sale by the Loan Manager on behalf of the Borrower of any Loan or other asset proposed by the Loan Manager to be sold. The Loan Manager on behalf of the Borrower shall determine whether or not the Borrower will sell any Loan or other asset in accordance with the provisions of the Loan Agreement and any other Transaction Documents applicable thereto; provided, however, that if such Loan or other asset is a Consent Asset, the Loan Manager on behalf of the Borrower shall not sell any such Consent Asset without the prior written consent thereto of the Administrative Manager on behalf of the Borrower as described below (such consent not to be unreasonably withheld or conditioned if such Consent Asset was sold by OFS Capital to the Borrower); provided, further, that if any such asset is an Equity Security, the Loan Manager may delegate the determination of whether or not the Borrower will sell such Equity Security to New York Life Investment Management LLC or any Affiliate thereof that is a registered investment adviser.

A “Consent Asset” is any Loan or other asset of the Borrower that is not owned jointly by the Borrower, on the one hand, and a Non-BDC Affiliate, on the other hand, such that transactions involving such Loan or other asset might reasonably be expected, without first obtaining satisfactory relief under section 57(c) of the 1940 Act from the SEC, to constitute a transaction prohibited under section 57 of the 1940 Act.

Within two (2) business days after receipt of any Notice of Sale Contemplation, the Administrative Manager shall provide written notice (a “Consent Asset Notice”) to the Loan Manager indicating whether the Loan or other asset is a Consent Asset and, if so, such Consent Asset Notice shall also specify whether or not the Administrative Manager, on behalf of the Borrower, consents to the sale of such Consent Asset and, if it so consents, the amount of the Consent Asset that may be sold by the Loan Manager on behalf of the Borrower. If, within such two (2) business day period: (i) the Loan Manager has received a Consent Asset Notice indicating that such Qualifying Loan is not a Consent Asset, the Loan Manager, on behalf of the Borrower, may sell or enter into a commitment to sell the Loan or other asset in accordance with the Loan Agreement and any other Transaction Documents applicable thereto; (ii) the Loan Manager has received a Consent Asset Notice indicating that such Loan or asset is a Consent Asset, and has received the written consent of the Administrative Manager to sell a specified amount thereof, the Loan Manager, on behalf of the Borrower, shall sell such specified amount in accordance with the Loan Agreement and any other Transaction Documents applicable thereto; or (iii) the Loan Manager has received a Consent Asset Notice indicating that such Loan or asset is a Consent Asset, and the Administrative Agent has not consented therein to the sale of any portion of such Loan or other asset, the Loan Manager, on behalf of the Borrower, shall not sell or enter into any commitment to sell such Loan or other asset unless and until such time, if any, as the Loan Manager issues another Notice of Sale Contemplation as provided herein and receives the consent of the Administrative Manager to the sale as provided in clause (ii) hereof.

3. This letter agreement shall terminate on the earlier of (i) termination of the Loan Agreement or (ii) an Affiliate of Madison ceasing to act as Loan Manager under the Loan Agreement.

4. Notices to the parties shall be given and deemed received as provided for in the Transaction Documents. Notices to the Administrative Manager shall be given and deemed received as provided for in the Transaction Documents at the following address:

2850 West Golf Road, 5th Floor

Rolling Meadows, Illinois 60008

Attn: Jeff A. Cerny

Fax: (847) 734-7910

Email: jcerny@ofscapital.com

with a copy to:

Orchard First Source Capital, Inc.

515 Madison Ave, 41st Floor

New York, New York 10022

Attn: Glen E. Ostrander

Fax: (646) 652-8479

Email: gostrander@ofscapital.com

5. This letter agreement is binding on and enforceable against the parties hereto notwithstanding any contrary provisions in the Transaction Documents, and in the event of a conflict between the provisions of this letter agreement and such other agreements or documents, the provisions of this letter agreement shall control so long as no default is thereby created under the Transaction Documents. The provisions of this letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of law principles thereof. This letter agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic transmission shall constitute effective delivery of an executed counterpart hereof. No amendment, waiver or other modification of this letter agreement shall be effective unless signed by the parties hereto. This letter agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. This letter agreement may not be assigned by any party without the prior written consent of the other parties hereto. Neither the rights of the Borrower or the Administrative Manager on behalf of the Borrower under this letter agreement shall constitute any part of the Collateral under the Loan Agreement. No third party is intended to be a beneficiary hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties below hereby agree to the terms of this Letter Agreement as of the date first above written.

OFS CAPITAL, LLC

By:	Orchard First Source Asset Management, LLC, its manager

	By:	Orchard First Source Capital, Inc., its managing member

	By:	/s/ Glenn R. Pittson
	Name:	Glenn R. Pittson
	Title:	President

OFS CAPITAL WM, LLC

By:	OFS Capital, LLC, its administrative manager

	By:	Orchard First Source Asset Management, LLC, its manager

	By:	Orchard First Source Capital, Inc., its managing member

	By:	/s/ Glenn R. Pittson
	Name:	Glenn R. Pittson
	Title:	President

MADISON CAPITAL FUNDING LLC

By:	/s/ Joshua Niedner
Name: Joshua Niedner
Title: Senior Vice President

MCF CAPITAL MANAGEMENT LLC

By:	Madison Capital Funding LLC, its sole member

By:	/s/ Joshua Niedner
Name: Joshua Niedner
Title: Senior Vice President

[Signature Page to Amended and Restated Consent Procedures Letter]